Exhibit 10.3

$2,000,000.00	August , 2016

5.0% Secured Note

STEMCELLS, INC.

StemCells, Inc., a Delaware corporation (together with its permitted successors and assigns, the “Issuer”), for value received, hereby promises to pay to Alpha Capital Anstalt, or its assigns, including pursuant to Section 1.3 (the “Holder”), subject to Sections 1.3, 1.4 and 1.5, the principal sum of $2,000,000.00 on the earlier of (i) 30 days following the consummation of the Merger (as defined in Section 1.3) and (ii) December 31, 2016 (the “Maturity Date”), and to pay any interest on the principal amount owing hereunder as provided in Section 1.1 hereof.

1.1 Interest. The Issuer will pay interest on any remaining principal amount owing under this Note at a rate per annum equal to 5.0%, payable monthly in arrears on the first day of each calendar month, commencing on January 1, 2017 until the principal amount is repaid in full. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the original issue date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

1.2 Payments. (a) The Issuer will pay principal of and interest on the Note by wire transfer of immediately available funds to the bank account designated by the Holder in writing and delivered to the Issuer at least 2 Business Days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The registered Holder of a Note may be treated as its owner for all purposes.

(b) Whenever any payment hereunder will be stated to be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of payment of interest. “Business Day” means any day other than a Saturday, Sunday or a day on which banks located in New York, New York are closed.

1.3 Assumption of this Note. Substantially concurrent with the consummation of the merger (the “Merger”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of the date hereof, by and between the Issuer and Microbot Medical Ltd., a company organized under the laws of the State of Israel, as amended, supplemented or otherwise modified (the “Merger Agreement”), the Surviving Corporation (as defined in the Merger Agreement) will assume the entire principal amount of this Note, together with accrued interest, if any.

1.4 Optional Prepayment of this Note. The Issuer may, at its option, prepay all or any part of the principal amount of this Note, without premium or penalty. All payments hereunder will be applied first, to the repayment of accrued interest, if any, until all then-outstanding accrued but unpaid interest has been paid, second, to the payment of principal and third, to the payment of any other sums that may be due hereunder.

2. Events of Default.

(a) Any of the following events constitutes an “Event of Default”:

(i) any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

(ii) the Issuer defaults in the due observance or performance of any term, covenant or agreement of the Issuer contained in this Note (other than as set forth in Section 2(a)(i) above) or the Security Agreement (as defined below);

(iii) any representation or warranty made by the Issuer in this Note will be false or misleading in any material respect when so made;

(iv) the Issuer pursuant to or within the meaning of Title 11 of the United States Code or any similar federal or state or foreign law for the relief of debtors (each, a “Bankruptcy Law”) (1) commences a voluntary case in bankruptcy or any other action or proceeding for any other similar relief under any Bankruptcy Law, (2) consents by answer or otherwise to the commencement against it of an involuntary case of bankruptcy, or (3) seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (collectively, a “Custodian”) of it or for all or substantially all of its assets;

(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Issuer in an involuntary case of bankruptcy against the Issuer, (2) appoints a Custodian of the Issuer for all or substantially all of its assets, or (3) orders the liquidation of the Issuer, and the order remains unstayed and in effect for 30 days, or any dismissal, stay rescission or termination thereof ceases to remain in effect;

(vi) any involuntary proceeding under any Bankruptcy Law or any involuntary proceeding seeking the appointment of a Custodian for the Issuer or a substantial part of its property will remain unstayed and undismissed for a period of 45 days; or

(vii) following the consummation of the Merger, Issuer or any subsidiary makes a general assignment for the benefit of creditors; or Issuer or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Issuer or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Issuer or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Issuer or any subsidiary for the purpose of effecting any of the foregoing;

(viii) following the consummation of the Merger, Issuer or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Issuer or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(ix) other than the Merger, the Issuer shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (other than sales of the Company’s equipment and whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Issuer, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Issuer’s capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means, other than the Merger, the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Issuer, by contract or otherwise) of in excess of 33% of the voting securities of Issuer, (ii) a replacement at one time or over time of more than one-half of the members of Issuer’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Issuer with or into another entity that is not wholly-owned by Issuer, consolidation or sale of 33%% or more of the assets of Issuer in one or a series of related transactions, or (iv) the execution by Issuer of an agreement to which Issuer is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

(x) the Merger is not consummated on or before the Outside Date (as defined in the Merger Agreement); or

(xi) the Issuer makes a general assignment for the benefit of the creditors or the Issuer dissolves, terminates its existence or ceases its business operations other than in accordance with filing under any Bankruptcy Law.

(b) If any Event of Default will occur and be continuing, the Holder will have the right, by notice to the Issuer, to declare the entire principal amount then outstanding on this Note and accrued interest thereon immediately due and payable, whereupon all such amounts will become immediately due and payable, all without diligence, presentment, demand of payment, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer.

(c) If an Event of Default will have occurred and be continuing, the Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness, if any, at any time owing by the Holder to or for the credit or the account of the Issuer against any and all of the obligations of the Issuer now or hereafter existing under this Note, whether or not the Holder will have made any demand under this Note and although such obligations may be unmatured. By acceptance of this Note, the Holder agrees to promptly notify the Issuer after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Holder under this Section 2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Holder may have.

(d) No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

3. No Waiver by Holder. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing will impair any such right or power or will be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as will be deemed expedient, by the Holder.

4. Representations, Warranties and Covenants.

4.1 The Issuer hereby represents and warrants to the Holder that this Note has been duly executed and delivered by the Issuer and is the legal, valid and binding obligation of the Issuer enforceable against the Issuer, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally and by general principles of equity. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Issuer, or the validity or enforceability of this Note other than (i) filings necessary to perfect the Liens on the Collateral (under and as defined in the Security Agreement) and (ii) such as have been met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not violate in any material respect any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Issuer or any mortgage, indenture, contract or other agreement to which the Issuer is a party or by which the Issuer or any property or assets of the Issuer may be bound.

4.2 Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Issuer shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

(a) Other than owing to Alpha Capital Anstalt or any other Holder, in each case under this Note or any subsequent promissory note issued pursuant to Section 11 of the

Security Agreement, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) Other than in favor of the Agent, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than (each, a “Permitted Lien”): (i) tax, landlords’, warehousemen’s, carriers’, mechanics’, materialmen’s or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law that have otherwise arisen in the ordinary course of business; (iii) judgment liens arising solely as a result of the existence of judgments, orders, or awards for the payment of money in an amount not to exceed $100,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage), for which liens either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award; (iv) the interests of lessors under operating leases and non-exclusive licensors under license agreements; (v) liens arising from precautionary Uniform Commercial Code filings regarding “true” operating leases; (vi) liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations that are being contested in good faith by appropriate proceedings; (vii) liens created pursuant to the Security Agreement; (viii) liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations; (ix) Liens in respect of letters of credit, bank guarantees or similar instruments in the ordinary course of business; (x) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and payment processors; (xi) statutory liens of landlords and lessors in respect of rent; and (xii) liens that are replacements of Permitted Liens;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than this Note;

(f) pay cash dividends or distributions on any equity securities of the Company;

(g) enter into any transaction with any affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(h) enter into any agreement (other than any agreement relating to the Merger) with respect to any of the foregoing.

5. Use of Proceeds. The Issuer will use the proceeds of this Note for the purpose of the payment of transaction costs, including those of its accountants and legal counsel, incurred in connection with the potential Merger transaction, as well as up to $800,000 in settlement of the BMR-Pacific Research Center LP pending litigation.

6. Grant of Security Interest. As security for the payment in full of principal and interest and performance under this Note and of all other liabilities and obligations of the Issuer to the Holder hereunder, Issuer has granted Holder a security interest in certain assets of the Issuer pursuant to that certain Security Agreement of even date herewith between the Issuer, the Holder and the other parties thereto (the “Security Agreement”).

7. Notices. All notices, requests and other communications required or permitted under this Note will be in writing and will be personally delivered or sent by a recognized overnight delivery service, or certified mail, postage prepaid, return receipt requested to the Issuer or the Holder, as the case may be, at its address set forth below or at such other address as may be supplied in writing:

If to the Issuer:	StemCells, Inc.
39899 Balentine Drive, Suite 200
Newark, CA 94560
Attention: General Counsel

If to the Holder:

Attention:

8. Modification and Waiver of this Note. None of the provisions of this Note may be waived, amended, supplemented or otherwise modified without the written consent of the Issuer and the Holder.

9. Successors and Assigns; Transfer. This Note will be binding upon the successors and assigns of the Issuer and will inure to the benefit of the Holder and its successors and assigns; provided, however, that, other than in connection with the Merger, the Issuer will not assign, delegate or otherwise transfer any of its rights or obligations under this Note without the prior written consent of the Holder.

10. Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

11. Collection Expenses. If Holder shall commence an action or proceeding to enforce this Secured Note, then Issuer shall reimburse Holder for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

12. Waiver of Presentment, Etc. Except as expressly set forth in this Note, the Issuer, and the Holder and all endorsers of this Note by acceptance or endorsement of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

13. Governing Law. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14. Submission to Jurisdiction; Waiver of Jury Trial. The Issuer and Holder each hereby submit to the exclusive jurisdiction of any state or federal court of competent jurisdiction in the state, county and city of New York for purposes of all legal proceedings arising out of or relating to this Note. Each of the Issuer and Holder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE ISSUER AND HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

15. Agent. Each Holder by acceptance of this Note, hereby appoints, or ratifies the appointment of, Alpha Capital Anstalt to act as its agent (“Agent”) for purposes of exercising any and all rights and remedies of the Holder under the Security Agreement and to take all actions that the Holder may or could take thereunder. Unless any provision of the Security Agreement specifically requires all Creditors (as defined therein) to take a specific action or exercise a specific remedy, the Holder agrees that Agent shall exercise any and all rights and remedies of the Creditors under the Security Agreement and take all actions that the Creditors may or could take thereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date of issuance set forth above.

StemCells, Inc.

By:
Name:
Title:

Acknowledged and agreed:

By:
Authorized Person